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       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Curtis Mathes Holding Corporation on Form S-3 of our report dated August 6, 1997 appearing in the Annual Report on Form 10-K of Curtis Mathes Holding Corporation as of June 30, 1997 and 1996 and for each of the years in the three-year period ended June 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                   /s/   King Griffin & Adamson P.C.

                                   KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
October 7, 1997